UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2006

Chicago Rivet & Machine Co.

(Exact name of registrant as specified in its charter)

Illinois	0-1227	36-0904920
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

901 Frontenac Road, Naperville, Illinois		60563
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (630) 357-8500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 9, 2006, Michael J. Bourg, Executive Vice President and Controller of Chicago Rivet & Machine Co. (the "Company") was appointed President and Treasurer of the Company. At the Company's Annual Shareholders Meeting on May 9, 2006, Mr. Bourg was also elected to the Company's Board of Directors.

In connection with Mr. Bourg's appointment as President and Treasurer of the Company, John C. Osterman's previously announced retirement as President, Chief Operating Officer and Treasurer of the Company became effective on May 9, 2006. Mr. Osterman has indicated his willingness to serve as a consultant to the Company following his retirement, and the Company may retain Mr. Osterman to provide such services.

Mr. Bourg had been Controller of the Company since December 1998 and Executive Vice President of the Company since February 2006. He was Vice President -Finance from November 2005 until February 2006. Prior to joining the Company in 1998, Mr. Bourg was Accounting Manager at Fuchs Lubricants Co., a manufacturer of industrial lubricants, for two years and prior to that was employed by the public accounting firm of McGladrey & Pullen, LLP as a public accountant, for more than five years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO RIVET & MACHINE CO

Date: May 9, 2006	/s/ Michael J, Bourg
By: Michael J. Bourg
Its: President and Treasurer